Subsidiary of Registrant      State of Incorporation             D/B/A'S
------------------------      ----------------------             -------

Southington Savings Bank      Connecticut                        None



Subsidiaries of Southington
Savings Bank                  State of Incorporation             D/B/A'S
---------------------------   ----------------------             -------

BCIF Financial
  Corporation                 Connecticut                        None

SSB Mortgage Corp.            Connecticut                        None